John W. Hlywak, Jr. (Investors)            Jay Higham (Media/Physicians)
Senior Vice President & CFO                Senior Vice President of Marketing

IntegraMed America, Inc.                   IntegraMed America, Inc.
(914) 251-4143                             (914) 251-4127
email:  jhlywak@integramed.com             email:  jhigham@integramed.com
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Web Address:  http://www.integramed.com
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Lippert/Heilshorn & Associates
Kim Golodetz (kgolodetz@lhai.com)
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(212) 838-3777
Bruce Voss (bvoss@lhai.com)
(310) 691-7100

www.lhai.com
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    INTEGRAMED AMERICA TO HOLD FOURTH QUARTER AND YEAR 2003 FINANCIAL RESULTS
                        CONFERENCE CALL FEBRUARY 19, 2004

Purchase, NY, February 11, 2004 - IntegraMed America, Inc. (Nasdaq: INMD) today announced that the Company will release fourth quarter and year 2003 financial results on Wednesday, February 18, 2004, after the close of the financial markets. Gerardo Canet, president and chief executive officer, and John Hlywak, Jr., chief financial officer, will host an investment-community conference call beginning Thursday, February 19, 2004, at 10:00 a.m. Eastern Time to discuss those results and to answer questions. It is anticipated that other Senior officers of the Company will also participate in the call.

To participate in the live call via telephone, please call (800) 374-0146 (US & Canada) or (706) 634-1307 (international). A telephone replay will be available through 12:00 midnight Eastern Time, February 26 by dialing (800) 642-1687 (US & Canada) or (706) 645-9291 (international) and entering reservation number 5495435.

Individuals interested in listening to the conference call via the Internet may do so by visiting the Company's web site at www.integramed.com. A replay will be available on the web site for 14 days.

IntegraMed America, based in Purchase, N.Y., is focused on the $2 billion infertility industry, and offers products and services to patients and providers. Specifically, the Company provides Business Services to a network of Fertility Centers; distributes pharmaceutical products and financing programs directly to patients; and operates www.integramed.com, an award-winning infertility Web site.

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed America are forward-looking statements that may involve a number of risks and uncertainties. Actual results may differ materially from the statements made as a result of various factors, including, but not limited to, the risks associated with the Company's ability to finance future growth; the loss of significant business service contract(s); profitability at Reproductive Science Centers serviced by IntegraMed America; changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the Company's most recent Form 10-K and in other documents filed by the Company with the U.S. Securities and Exchange Commission.

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